UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2019

IONIX TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000- 54485	45-0713638
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

4F, Tea Tree B Building, Guwu Sanwei Industrial Park, Xixiang Street

Baoan District

Shenzhen, Guangdong Province, China 518000

(Address of principal executive offices, including zip code)

+(86) 138 8954 0873

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2019, Yubao Liu resigned from his position as chairman of the Board of Directors (the “Board”) to devote more time to the strategic aspects of business of the Company and will continue to serve as Chief Executive Officer, President, Secretary, Treasurer and a director of the Company. On January 22, 2019, the Board appointed Bailiang Yang, age 53, as a director and Chairman of the Board, effective upon Mr. Liu’s resignation. Mr. Yang has an extensive experience in in the field of photoelectric display and smart energy. He has presided over and played a pivotal role in many major scientific research projects of the Chinese Academy of Sciences . Prior to joining the Company, from December 2017 until January 2019, Mr. Yang served as vice general manager of Dalian Taiyang Juzhan Technology Co., Ltd., and from December 2013 to December 2017, Mr. Yang, has served as general manager of Dalian Bike New Energy Technology Development Co., Ltd. Mr. Yang holds a doctor of engineering degree from Institute of Multidisciplinary Research for Advanced Materials at Tohoku University in Japan.

On January 22, 2019, the Board also appointed Jialin Liang, age 51, and Xuemei Jiang, age 44, as members of the Board, effective immediately.

Mr. Liang has an extensive experience in microelectronics, and since 2007, serves as general manager of Changchun Fangguan Electronics Technology Co., Ltd. Mr. Liang is a beneficial owner of 8.3% of the Company’s outstanding common stock. Mr. Liang received his bachelor degree in microelectronics from Nankai University.

Ms. Jiang has over 10 years of experience in finance and taxation. Since 20017, she serves as vice general manager of Changchun Fangguan Electronics Technology Co., Ltd. Ms. Jiang received her bachelor degree in accounting from Jilin Finance and Taxation College in China.

Item 7.01	Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a press release we issued on January 24, 2019, announcing appointments of Mr. Bailiang Yang as a director and Chairman of the Board and each of Mr. Liang and Ms. Jiang as a director.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Ionix Technology, Inc. on January 24, 2019 regarding appointment of directors and appointment of Mr. Yang as the Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ionix Technology, Inc.

Date: January 24, 2019	By	/s/ Yubao Liu
Yubao Liu
Duly Authorized officer, Chief Executive Officer